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                                                                     Exhibit 8.1


                                 KIRKLAND & ELLIS
                 PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                 (312) 861-2000                     Facsimile:
                                                                  (312) 861-2200

                                www.kirkland.com


                                 March 10, 2003


Navistar International Corporation
4201 Winfield Road
P.O. Box 1488
Warrenville, Illinois 60555

Re: NAVISTAR INTERNATIONAL CORPORATION
REGISTRATION STATEMENT ON FORM S-3 (NO. 333-103437)
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
FEBRUARY 25, 2003

Ladies and Gentlemen:

    You have requested our opinion concerning certain statements set forth in the above mentioned Registration Statement (the "Registration Statement"), filed by Navistar International Corporation, a Delaware corporation, in connection with the registration of $190,000,000 of its 2.50% Senior Convertible Notes due December 15, 2007 (the "Notes") and the 5,473,919 shares of its common stock, par value $0.10 per share, issuable upon conversion of the Notes.

    Based on our review of the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "United States Federal Income Tax Considerations," insofar as such statements purport to constitute summaries of matters of United States Federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

   The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.






London             Los Angeles             New York             Washington, D.C.
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Navistar International Corporation
March 10, 2003
Page 2



   In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed herein.


                                     Very truly yours,

                                     /s/ KIRKLAND & ELLIS

                                     KIRKLAND & ELLIS